Exhibit 99.1

Vishay Intertechnology Appoints Raanan Zilberman to Its Board of Directors

MALVERN, PENNSYLVANIA, February 27, 2017 – Vishay Intertechnology, Inc., (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, announced the appointment, effective February 23, 2017, of a new independent member to its Board of Directors, Mr. Raanan Zilberman.

Marc Zandman, Executive Chairman and Chief Business Development Officer, said of the appointment, "We are thrilled to have Raanan join the Board. He will offer significant business experience to our Board, particularly in light of his leadership experience as CEO of several organizations with international operations and reach. Raanan also brings to the Board familiarity with the Vishay organization from his tenure, through 2004, as President of Vishay Transducers business following Vishay's acquisition of Tedea Huntleigh. We look forward to the benefits his expertise and insights will provide."

Mr. Zilberman recently joined Caesarstone Ltd. (NASDAQ: CSTE), manufacturer of high quality engineered quartz surfaces, as its Chief Executive Officer; prior to that, and in addition to his experience at Vishay from 2002 to 2004, Mr. Zilberman served as CEO of Eden Springs, a Swiss-based leading provider of water & coffee services to European workplaces; CEO of Danone Springs, a joint venture between Danone, a global food company, and Eden Springs, with a European-wide water production and distribution footprint; CEO of Tedea Huntleigh, a company listed on the Tel Aviv Stock Exchange engaged in the production and marketing of electromechanical sensors; and COO of Tadiran Appliances, a former subsidiary of Carrier and United Technologies, which manufactures air conditioners and refrigerators. Mr. Zilberman holds a B.Sc. degree in Industrial Engineering from Ben Gurion University, Israel and an executive M.B.A. from the Recanati Business School at Tel Aviv University, Israel.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

Forward-Looking Statements

Statements contained herein that relate to the Company's future performance, including statements with respect to the impact of the Company's organizational structure, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; changes in applicable domestic and foreign tax regulations; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300